EHXIBIT 10.1

TERMINATION OF EMPLOYMENT AGREEMENT

AND WAIVER OF RIGHTS

This Agreement (“Agreement”) is entered into by and between Geospatial Corporation, a Nevada corporation (the “Company”), Mark Smith (“Smith”), and David Truitt (“Truitt”) and is effective as of June 6, 2019. The Company, Smith and Truitt shall collectively be referred to as the “Parties.”

RECITALS

A.  During the time when Smith served as CEO of the Company, Smith and the Company entered into an Employment Agreement dated October 18, 2013 (the “Employment Agreement”).

B.  Due to the financial stress of the Company and the desired separation of the Parties, which includes the resignation of Smith as CEO of the Company as of June 6, 2019, and the subsequent appointment of Truitt as the new CEO of the Company by the Company Board of Directors, the Company and Smith desire to terminate the Employment Agreement as of June 6, 2019.  As part of the termination of the Employment Agreement, Smith agrees to waive any and all rights to any salary, compensation, bonuses, insurance, employee benefits and any other rights enumerated in the Employment Agreement, including all claims that he resigned for “Good Reason” as defined in the Employment Agreement and/or that he is entitled to retirement benefits or any other post-employment benefits, insurance, compensation, bonuses or any other type of payment from the Company.

C.  In addition, due to the financial stress of the Company, the Company had not paid Smith for certain salary and other compensation prior to June 6, 2019.  In exchange for the covenant of the Company’s lender and shareholder, David Truitt, not to file a lawsuit against Smith for fraud, Smith agreed to waive any and all rights that he had or may have had to be paid with respect to any salary and other compensation with respect to his employment with the Company prior to June 6, 2019.

NOW, THEREFORE, the Parties agree as follows:

AGREEMENT

1.  Termination of Employment Agreement and Waiver of Rights to Compensation and Benefits.  The Company and Smith agree to terminate the Employment Agreement entered into between the Company and Smith on October 18, 2013.  The termination of the Employment Agreement shall be effective as of June 6, 2019.  In addition, Smith agrees to waive any rights to any salary, compensation, bonuses, insurance, employee benefits and any other rights enumerated in the Employment Agreement, including all claims that he resigned for “Good Reason” as defined in the Employment Agreement and/or that he is entitled to retirement benefits, or any other post-

employment benefits, insurance, compensation, bonuses, or any other type of payment from the Company.

2.  Unpaid Salary.  At various times prior to June 6, 2019, the Company did not have sufficient cash resources to make payroll.  As a result, the Company did not pay certain salary and other compensation which the Company owed to Smith, which was carried as accrued unpaid salary on the books and records of the Company.  In exchange for the covenant of the Company’s lender and shareholder, David Truitt, not to file a lawsuit against Smith for fraud, Smith previously agreed via email to waive any and all rights that he had or may have had to receive any compensation with respect to his employment with the Company prior to June 6, 2019.  Smith and Truitt desire to formally memorialize their verbal/email agreement, and to expressly acknowledge that this verbal/email agreement includes, but is not limited to, the Employment Agreement and any unpaid salary, bonuses, or other compensation, whether or not it is enumerated in the terminated Employment Agreement, recorded on the books of the Company as accrued unpaid salary, or otherwise.

3.  Smith Shareholder Rights.  The Parties expressly acknowledge that this Agreement, including any Smith waiver, does not affect any rights that Smith has as a shareholder of the Company.

IN WITNESS WHEREOF, the Parties desire a clean break and hereby enter into this Agreement to accomplish the desired objective.

MARK SMITHDAVID TRUITT

_/s/ Mark Smith_______________________/s/ David Truitt_______________

Mark SmithDavid Truitt

GEOSPATIAL CORPORATION:

By:   /s/ Thomas Oxenreiter____________

      Thomas Oxenreiter, CFO and Director

By:   /s/ Troy Taggart________________

      Troy Taggart, President and Director